Exhibit 99.1

GHL ACQUISITION CORP.

Moderator:       James Babski
July 29, 2009
1:00 p.m. CT

Operator:	Good afternoon. My name is LaTanya and I will be your conference operator today. At this time, I would like to welcome everyone to GHL Acquisition Corporation Investor call.

All lines have been placed on mute to prevent any background noise.  After the speaker’s remarks, there will be a question-and-answer session.  If you would like to ask, a question during this time simply press star then the number one on your telephone keypad.

If you would like to withdraw your question, press the pound key. I will now hand the call over to Mr. James Babski of GHL Acquisition Corporation. Thank you. Mr. Babski please go ahead.

James Babski:	Thank you, operator. I’d like to read the Safe Harbor Statement before I turn the call over to Scott Bok, CEO of GHL Acquisition Corporation to summarize today’s announcement.

This conference call could contain forward-looking statements about GHL Acquisition Corporation or Iridium Satellite LLC within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are statements that are not historical fact.  Such forward-looking statements are based upon the current belief and expectations of the management of GHL Acquisition Corporation and/or Iridium Satellite LLC and are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements.

Such risks are more fully disclosed in GHL Acquisition Corporation’s filings with the Securities and Exchange Commission. The information set forth here in should be considered in light of such risks.

Neither GHL Acquisition Corporation nor Iridium Satellite LLC assumes any obligation to update the information contained in this conference call.  In a few moments, I’ll turn the call over to Scott Bok who will discuss today’s announcement.

After Mr. Bok has completed his comments, we will take your questions. I’ll now turn it over to Scott.

Scott Bok:
Thank you, James and thank you all for joining.  I think this will be a brief call but I did think it was worthwhile to just touch base briefly on this morning’s announcement and also put that in the context of what else we’ve done in terms of steps taken toward a merger vote.

The first thing really to highlight, of course, is, you know, we did negotiate a transaction price reduction that was announced in late April.  That was a 15 percent reduction in the consideration that is being paid to existing Iridium holders.

Since then the S&P 500 is up 15 percent and Inmarsat is up 13 percent, I think as of yesterday.  It’s up considerably again today.  So we feel very good about that price reduction in the context of how markets have continued to rally.

Secondly, we announced very recently buying out $3.7 million GHQ warrants held by Bank of America.  That will be a condition on the merger closing.  It will be at $0.50 cash each.  I certainly feel very good about that valuation relative to intrinsic value.

Then we have today’s warrant restructuring and repurchase which meaningfully reduces the warrant overhang on the shares post closing and also reduces the pro forma fully diluted EBITDA to investors.

If you look at page six of the brief presentation we filed today which has the details of the warrant restructuring, which are obviously, also contained in the press release we put out.  You can see that we in total have dealt with 30.5 million GHQ warrants through either repurchases or restructurings that represent 69 percent of the 44.1 million warrants that would have been outstanding otherwise.

The repurchases were conducted at a meaningful discount to intrinsic value and the restructurings significantly raised the strike prices to out-of-money levels.  Of the shares – or warrants rather that were restructured, there were 14.4 million, the strike price has been increased to 15 percent above a share offering price from a future offering, a future GHQ common equity offering, up to a maximum strike price of $11.50.

Obviously, that compares to a $7.00 strike price today. In exchange for that, the expiration date on those options, those warrants, was extended by two years to February 20, 2015.

We had, you know, 14.4 million that were restructured.  We have 12.4 million that were repurchased so it’s, you know, call it a 55 to 45 percent split really.  Of the 12.4 million that were repurchased, they were repurchased for an aggregate of $3.1 million in cash and 12.4 million in GHQ common stock.

Again, the number of shares will be based on the offering price of a future GHQ common equity offering and that’s subject to a minimum of one-tenth of a share per warrant.

We highlight also on this page what Greenhill’s, as sponsor, ownership of Iridium will be post-closing.  It does have 4 million GHQ warrants that had not previously been forfeited which are being restructured to the out-of-money strike price just like the other ones I just referred to.

Then in addition to that, Greenhill will own 6.9 million GHQ common shares which it got for founding the company and making the original $8 million equity investment and then 1.9 million GHQ common shares which it will receive from the conversion of its $22.9 million convertible note investment it made in Iridium last fall.

If you turn to the next page, it’s just kind of a update on the pro forma balance sheet.  It continues to be the case that post-closing, even with full 30 percent maximum case redemptions, which is what we’ve assumed here.

The company will have a strong balance sheet, minimal leverage, significant unrestricted cash. Then on the page following, we just highlight the impact of all this on valuation.

You can see that the enterprise value to 2009 estimated EBITDA and that’s simply is in the midpoint of the full year operational EBITDA guidance that the company provided on April 28 2009.

That multiple is now down to an even five times.  We obviously think for any kind of a company that is quite attractive.  For a company with the growth history that Iridium has had we think that’s very attractive.

And to put that in context you can look at Inmarsat which as I mentioned has traded up since our price reduction was negotiated.  Inmarsat today our closest peer trades at 9.6 times 2009 estimated EBITDA.

You can compare for yourselves the historic growth rates these companies have had, and then ,of course, there is the difference that Iridium is the only truly global system that covers the oceans’ airways and Polar regions.

Finally, just to highlight on the last page, the anticipated timetable.  We expect Iridium to announce its second quarter results during the week of August 10th.  We expect to hold the GHQ shareholder vote in September.  We do not expect any further amendments to economics or other terms of the agreements beyond those that were announced today and previously that I’ve highlighted today.

And finally, obviously, all of this is still subject to Federal Communications Commission approval as well as the GHQ shareholder vote that we anticipate happening in September.

So that really is all there is to say.  It’s in a way a fairly simple message where we think it’s an incredibly positive message what we’ve been able to accomplish today and with that I’m happy to open it up for any questions.

Operator:	Thank you. Your first question comes from the line Kent Escalera with RBC Markets.

Kent Escalera:	Hey guys. I was just wondering if the warrant restructuring would be offered to people who didn’t participate at this point.

Scott Bok:
Anybody who would be interested in talking about that who holds warrants should feel free to contact James or myself directly.  For various legal reasons, there is a limit to the manner in which you can conduct these private one-on-one negotiations but we’re certainly open to anybody who wants to give us a call or drop an e-mail and we can call you.

Kent Escalera:	OK. Great, thanks.

Scott Bok:	Sure.

Operator:	Thank you. At this time, there are no further questions.

Scott Bok:
OK.  Thank you very much.  I think today’s message is pretty straightforward so I didn’t expect there to be a lot of questions.  We thank you for your continued interest and we look forward to speaking to you again in August when the company will be announcing earnings.  Thank you very much.  Goodbye.

Operator:	Thank you for participating in today’s GHL Acquisition Corporation Investment call. You may now disconnect.

END